Exhibit 21.01

NuStar Energy L.P.

and its Subsidiaries

Name of Entity	State of Incorporation
Bicen Development Corporation N.V.	Netherlands Antilles
Cooperatie NuStar Holdings U.A.	Netherlands
Diamond K Limited	Bermuda
Kaneb Management, LLC	Delaware
Kaneb Management Company LLC	Delaware
LegacyStar, Inc.	Delaware
LegacyStar Investment, LLC	Delaware
LegacyStar, LLC	Delaware
LegacyStar Services, LLC	Delaware
NuStar Asphalt Refining, LLC	Delaware
NuStar Burgos, LLC	Delaware
NuStar Caribe Terminals, Inc.	Delaware
NuStar Eastham Limited	England
NuStar Energy Services, Inc.	Delaware
NuStar GP, Inc.	Delaware
NuStar Grangemouth Limited	England
NuStar Holdings B.V.	Netherlands
NuStar Internacional, S de R.L. de C.V.	Mexico

Name of Entity	State of Incorporation
NuStar Logistics, L.P.	Delaware
NuStar Marketing LLC	Delaware
NuStar Pipeline Company, LLC	Delaware
NuStar Pipeline Holding Company, LLC	Delaware
NuStar Pipeline Operating Partnership L.P.	Delaware
NuStar Pipeline Partners L.P.	Delaware
NuStar Technology, Inc.	Delaware
NuStar Terminals B.V.	Netherlands
NuStar Terminals Canada Co.	Nova Scotia
NuStar Terminals Canada Holdings Co.	Nova Scotia
NuStar Terminals Canada Partnership	Nova Scotia
NuStar Terminals Delaware, Inc.	Delaware
NuStar Terminals Limited	England
NuStar Terminals New Jersey, Inc.	Delaware
NuStar Terminals Operations Partnership L.P.	Delaware
NuStar Terminals Partners TX L.P.	Delaware
NuStar Terminals Services, Inc.	Delaware
NuStar Terminals Texas, Inc.	Delaware
NuStar Texas Holdings, Inc.	Delaware
Petroburgos, S. de R.L. de C.V.	Mexico
Point Tupper Marine Services Co.	Nova Scotia

Name of Entity	State of Incorporation
Saba Company N.V.	Netherlands Antilles
SB-1 Asset Holdings, LLC	Delaware
Seven Seas Steamship Company (Sint Eustatius) N.V.	Netherlands Antilles
Shore Terminals LLC	Delaware
ST Linden Terminal, LLC (joint venture)	Delaware
Statia Marine, Inc.	Cayman Islands
Statia Terminals Antilles N.V.	Netherlands Antilles
Statia Terminals Corporation N.V.	Curacao, NA
Statia Terminals International N.V.	Curacao, NA
Statia Terminals Marine Services N.V.	Netherlands Antilles
Statia Terminals N.V.	Nertherlands Antilles
Texas Energy Services LLC	Delaware